EXHIBIT 5.1

June 19, 2020

CEN Biotech Inc.

7405 Tecumseh Road East Suite 300

Windsor, Ontario

Canada N8T 1G2

Re: CEN Biotech Inc. Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special Canadian legal counsel for CEN Biotech Inc., a corporation incorporated under the laws of Canada (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”) of 6,851,843 common shares (the “Registered Shares”) offered for resale by certain selling shareholders (the “Selling Shareholders”) named in the Company’s registration statement on Form S-1, as amended (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission.

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

Subject to and in reliance upon the foregoing, we are of the opinion that the Registered Shares have been validly authorized and are validly issued, fully paid and non-assessable.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, the laws of Ontario and the federal laws of Canada applicable therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. This opinion is furnished solely in connection with United States securities law requirements relating to the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose. This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein after the effective date of the Registration Statement.

Sincerely yours,

/s/ Bennett Jones LLP